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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                Current Report

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 3, 1999

                            Evolving Systems, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

                             0-24081 84-1010843
         (Commission File Number) (I.R.S. Employer Identification No.)

               9777 Mt. Pyramid Court, Englewood, Colorado 80112
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (303) 802-1000

                                Not applicable
        (Former name or former address, if changed since last report.)

Item 5. Other Events.

Evolving Systems announced October 28, 1999 that James M. Ross has been appointed to serve as President and Chief Operating Officer of the Company. He will also join the Board of Directors. George A. Hallenbeck, President and Chief Executive Officer since October 1998 will retain his responsibility as Chief Executive Officer and Chairman of the Board.

Evolving Systems, Inc.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
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                            Evolving Systems, Inc.

Dated: November 3, 1999                       By: /s/ George A. Hallenbeck
                                              George A. Hallenbeck
                                              Chief Executive Officer